Exhibit 99.1

DRI Corporation Announces New Sign System Product for U.S. Public Transit Market

TwinVision® Silver Smart Series Debuts at Recent Transit Industry Conference

DALLAS--(BUSINESS WIRE)--October 13, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that its TwinVision na, Inc. subsidiary in Durham, N.C., recently launched a new electronic destination sign system product, the TwinVision® Silver Smart Series.

David L. Turney, Chairman, President, and Chief Executive Officer, said: “The new TwinVision® Silver Smart Series is from our ongoing product development pipeline. We’ve led the introduction of new electronic display technologies many times in the last few years. This latest product recently debuted at the American Public Transportation Association’s Annual Meeting in Orlando, Fla., where it received widespread interest. We expect shipments to begin in first quarter 2010 and we anticipate future orders for the new product to result in an improved U.S. market position.”

The new solid-state display product features high intensity “sterling” LEDs that provide exceptionally brilliant messages and graphics while reducing power consumption and carbon footprint. The product helps reduce fleet maintenance costs and system diagnostic times.

ABOUT THE TWINVISION NA, INC. SUBSIDIARY

Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision® electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades’ old flip-dot, bulb, and ballast technology. For more information, visit www.twinvisionsigns.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, our belief that expected orders may reflect growing market acceptance of our products, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “should,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product order, delivery and installation are incorrect, that we have misperceived the market acceptance of our products, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and quarterly report on Form 10-Q filed Aug. 13, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com